[GRAPHIC OMITTED]
                                 ALLIANT ENERGY

                                                        Alliant Energy
                                                        Worldwide Headquarters
                                                        222 W. Washington Ave.
                                                        P.O. Box 192
                                                        Madison, WI  53701-0192
                                                        www.alliant-energy.com

News Release
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE       Media Contact:     Melanie Schmidt at (608) 252-3187
                            Finance Contact:   Bob Rusch at (608) 252-3470

ALLIANT ENERGY ANNOUNCES 1999 EARNINGS OF $2.51 PER SHARE

         MADISON, Wis.--Feb. 1, 2000--Alliant Energy Corporation (NYSE:LNT) today reported net income for 1999 of $196.6 million, or $2.51 per share, compared to $96.7 million, or $1.26 per share for 1998, a 99% increase in earnings per share. After excluding 1998 merger expenses, earnings in 1999 increased 47 percent.

         The significant increase in Alliant Energy's 1999 earnings was due to increased earnings from diversified operations of $0.60 per share, higher electric and natural gas margins from utility operations and lower utility operating expenses. Higher interest expense partially offset these items. The 1998 results also included approximately $54 million of pre-tax merger-related expenses ($0.45 per share).

         "We are very pleased with the financial results our team produced in 1999," said Alliant Energy President and CEO Erroll B. Davis, Jr. "The results confirm our capacity to move forward with strength from our merger and build exceptional value for our customers and shareowners."

         The following are selected summaries of the results of operations as reported for the periods shown:

                                    Quarter Ended         Twelve Months Ended
                                     December 31              December 31
                                -------------------   --------------------------
                                  1999       1998          1999          1998
                                --------  ---------   ------------  ------------
                                    (in thousands, except per share amounts)

Operating revenues              $566,658   $528,266     $2,197,963    $2,130,874
Net income                       $44,796    $25,194       $196,581       $96,675
Average number of common
  shares outstanding              78,847     77,262         78,352        76,912
Earnings per average common
  share (basic and diluted)        $0.57      $0.33          $2.51         $1.26
Pre-tax merger expenses            -----     $2,735          -----       $54,045


                                   -- more --

Alliant Energy--Fourth Quarter Earnings
February 1, 2000
Page 2 of 5


         Alliant Energy is the parent company of three public utility  companies
- IES Utilities Inc. (IES), Interstate Power Company (IPC) and Wisconsin Power and Light Company (WP&L) - and of Alliant Energy Resources, Inc., the parent company of Alliant Energy's diversified operations.

                                   --- --- ---

                             Fourth Quarter Results

         Alliant Energy reported net income of $44.8 million, or $0.57 per share, for the fourth quarter of 1999 compared to net income of $25.2 million, or $0.33 per share, for the fourth quarter of 1998, a 78% increase in earnings. The primary contributors to the earnings increase were lower utility operation and maintenance expenses and gains realized from the sales of certain properties at Alliant Energy's oil and gas subsidiary, Whiting Petroleum Corporation, as well as 150,000 shares of McLeodUSA stock. These items were partially offset by a higher effective income tax rate. The lower utility operation and maintenance expenses were largely due to decreased operating costs, a $9 million write-off of certain regulatory assets in the fourth quarter of 1998 and a decrease in insurance-related expenses.

                               Total Year Results

                   Utility Operations - 1999 compared to 1998

         The 1999 utility earnings were approximately $161.1 million ($2.06 per share) compared to $109.5 million ($1.42 per share) for the same period in 1998. The increase in utility earnings resulted primarily from higher electric and natural gas margins ($0.24 and $0.04 per share, respectively), lower operation and maintenance expenses ($0.09 per share) and income realized from weather hedges ($0.04 per share). Higher depreciation and interest expenses ($0.10 and $0.02 per share, respectively) and a higher effective income tax rate ($0.02 per share) partially offset these items. The 1998 results included approximately $0.42 per share of merger-related expenses.

         The higher electric margins resulted from: rate recovery adjustments implemented at WP&L to recover higher purchased-power and transmission costs; a change in estimate of the company's utility services rendered but unbilled at month-end ($0.07 per share); and, an increase in sales to retail customers of approximately 3 percent. These items were partially offset by lower sales to off-system and wholesale customers and higher purchased-power capacity costs in Iowa. The retail sales increase was due to continued economic growth in the company's service territory and more favorable weather conditions during 1999 compared to 1998.

         The decrease in operation and maintenance expenses resulted primarily from lower operating costs, a $9 million write-off of certain regulatory assets in the fourth quarter of 1998, a decrease in insurance-related expenses and lower costs due to merger-related operating efficiencies. These items were partially offset by higher costs for energy conservation and employee benefits as well as increased expenses relating to Alliant Energy's Year 2000 readiness program.

                                   -- more --

Alliant Energy--Fourth Quarter Earnings
February 1, 2000
Page 3 of 5


                 Diversified Operations - 1999 compared to 1998

         Alliant Energy's diversified (non-regulated) operations reported net income of $37.8 million ($0.48 per share) in 1999 compared to a net loss of $8.9 million (($0.12) per share) for 1998. The 1999 earnings included gains realized from several asset sales, including, approximately 7 percent of Alliant Energy's investment in McLeodUSA ($0.32 per share), oil and gas properties at Whiting Petroleum Corporation ($0.08 per share) and certain New Zealand electric distribution investments ($0.05 per share). Earnings from the company's electricity trading joint venture ($0.06 per share), improved operating results from Whiting ($0.03 per share) and improved earnings from Alliant Energy's other non-regulated businesses ($0.03 per share) also contributed to the increased earnings. The 1998 results also included merger-related expenses ($0.03 per share).

         As part of Alliant Energy's strategic growth plan, the company will continue to harvest various investments and redeploy the proceeds into other more strategic investments. "We are very pleased that this strategy generated significant gains for our shareowners in 1999," stated Davis. "In addition, we are excited that our remaining McLeodUSA holdings have a current market value of well over $1 billion compared to a cost of approximately $30 million. This value gives us financing flexibility as we continue executing our strategic growth plan."
                                   --- --- ---

         Alliant Energy provides electricity, natural gas, water and steam to over two million customers worldwide. Through its diversified subsidiaries, Alliant Energy also provides energy products and services to domestic and international markets; provides industrial services, including environmental, engineering and transportation services; invests in affordable housing initiatives; and invests in various other strategic initiatives.

         More information about Alliant Energy is available on the World Wide Web at www.alliant-energy.com.

                                      # # #

                                   --- --- ---

         This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statement includes words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors which could affect actual results include, among others, weather conditions; regulatory or governmental actions, including utility industry restructuring; general economic and political conditions in Alliant Energy's relevant domestic and international service territories; material changes in the value of Alliant Energy's investment in McLeodUSA; the ability of Alliant Energy to successfully introduce new products and services; technological developments; and inflation rates. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Alliant Energy--Fourth Quarter Earnings
February 1, 2000
Page 4 of 5

ATTACHMENT:  Consolidated Income Statement with Key Statistics (1 page)

Alliant Energy--Fourth Quarter Earnings
February 1, 2000
Page 5 of 5

                           ALLIANT ENERGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                                                         Year Ended December 31,
                                                                       1999                   1998
---------------------------------------------------------------------------------------------------------
                                                               (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                                     $1,548,938             $1,567,442
  Gas utility                                                             314,319                295,590
  Non-regulated and other                                                 334,706                267,842
                                                              --------------------     ------------------
                                                                        2,197,963              2,130,874
                                                              --------------------     ------------------

---------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                     262,305                297,685
  Purchased power                                                         255,446                255,332
  Cost of utility gas sold                                                180,519                166,453
  Other operation                                                         623,687                620,234
  Maintenance                                                             115,414                122,737
  Depreciation and amortization                                           279,088                279,505
  Taxes other than income taxes                                           104,969                105,626
                                                              --------------------     ------------------
                                                                        1,821,428              1,847,572
                                                              --------------------     ------------------

---------------------------------------------------------------------------------------------------------
Operating income                                                          376,535                283,302
                                                              --------------------     ------------------

---------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                        136,229                129,363
  Allowance for funds used during construction                             (7,292)                (6,812)
  Preferred dividend requirements of subsidiaries                           6,706                  6,699
  Gains on sales of McLeodUSA Inc. stock                                  (40,272)                   --
  Miscellaneous, net                                                      (35,903) *                (736)
                                                              --------------------     ------------------
                                                                           59,468                128,514
                                                              --------------------     ------------------
---------------------------------------------------------------------------------------------------------
Income before income taxes                                                317,067                154,788
                                                              --------------------     ------------------
---------------------------------------------------------------------------------------------------------
Income taxes                                                              120,486                 58,113
                                                              --------------------     ------------------
---------------------------------------------------------------------------------------------------------
Net income                                                               $196,581                $96,675
                                                              ====================     ==================
---------------------------------------------------------------------------------------------------------
Average number of common shares outstanding                                78,352                 76,912
                                                              ====================     ==================
---------------------------------------------------------------------------------------------------------
Earnings per average common share (basic and diluted)                       $2.51                  $1.26
                                                              ====================     ==================
---------------------------------------------------------------------------------------------------------
*    Includes gains of $10 million and $6 million realized from the sales of certain Whiting and New
     Zealand investments, respectively.

---------------------------------------------------------------------------------------------------------
                                             KEY STATISTICS
                                                                            Year Ended December 31,
                                                                       1999                   1998
---------------------------------------------------------------------------------------------------------
Utility electric sales from ultimate customers                             25,320                 24,487
(thousands of MWH)

Total utility electric sales                                               31,048                 31,834
(thousands of MWH)

Utility gas sold & transported                                            101,575                104,034
(thousands of dekatherms)
---------------------------------------------------------------------------------------------------------
                                                                                  December 31,
                                                                       1999                   1998
---------------------------------------------------------------------------------------------------------
Book value per share                                                       $27.29                 $20.69
---------------------------------------------------------------------------------------------------------